EXHIBIT 99.1
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FOR IMMEDIATE RELEASE:                                CONTACT:      Marc Jampole
                                                    Jampole Communications, Inc.
                                                                    412-471-2463


                       THE PENN TRAFFIC COMPANY ANNOUNCES
                          NEW AGREEMENT WITH BANK GROUP


SYRACUSE, NY, MAY 12, 2003 --- The Penn Traffic Company (Nasdaq: PNFT) today announced that it had entered into an amendment to its Credit Facility with its bank lenders that replaces the one-week waiver agreement the Company previously announced. The amendment reduces the required financial covenants in the Credit Facility and as a result of this amendment, the Company was in compliance with the financial covenants in the Credit Facility as of May 2, 2003 (the end of its first fiscal quarter) and can borrow, repay and re-borrow under the revolving credit portion of its Credit Facility. The amendment also contains a provision that waives the Company's obligation to file its Annual Report on Form 10-K for the fiscal year ended February 1, 2003 until the earlier of June 9, 2003 or the date the Company's independent auditor notifies the Company that it will not issue its unqualified report on the Company's consolidated financial statements to be included in the Annual Report on Form 10-K. On May 2, 2003, the Company had approximately $52 million of availability under the Credit Facility, after giving effect to the amendment.

         "We are pleased that our bank group has responded positively to our requests for covenant modifications, which will provide us with sufficient flexibility in this challenging business environment" said Mr. Joseph V. Fisher, Penn Traffic's President & Chief Executive Officer. "As we manage our business through this challenging period, we are fortunate to have a bank group that has supported us for many years as a constructive business partner."

         The Company also announced that it continues to work with its independent auditor to finalize the audit of its consolidated financial statements for the fiscal year ended February 1, 2003 so that it can file its Annual Report on Form 10-K within the waiver period set forth in the amendment to the Credit Facility. While the Company and its independent auditor are working diligently to conclude the audit so that the Company may file its Annual Report on Form 10-K, there can be no assurance that the Company will be able to file its Form 10-K by the period


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required under the amended Credit Facility and failure by the Company to file its Form 10-K by such period would trigger a default under the Credit Facility.

         Certain statements included in this press release which are not statements of historical fact are intended to be, and are hereby identified as, "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Without limiting the foregoing, the words "anticipate," "believe," "estimate," "expect," "intend," "plan," "project" and other similar expressions are intended to identify forward-looking statements. The Company cautions readers that forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievement expressed or implied by such forward-looking statements. Such factors include, among other things, the success or failure of the Company in implementing its current business and operational strategies; general economic and business conditions; competition, including increased capital investment and promotional activity by the Company's competitors; availability, location and terms of sites for store development; the successful implementation of the Company's capital expenditure program; labor relations; labor and employee benefit costs including increases in health care and pension costs and the level of contributions to the Company sponsored pension plans; the impact of the Company's loyalty card program; availability and terms of and access to capital; the Company's ability to improve its operating performance and effectuate its business plans; the Company's liquidity and other financial considerations; the ability of the Company to satisfy the financial and other covenants contained in its debt instruments or otherwise negotiate further accommodations from its lenders; the ability of the Company to complete the audit of its financial statements for the year ended February 1, 2003 and have PricewaterhouseCoopers LLP deliver an unqualified audit report on such financial statements; the success or failure in the Company's ability to continue to obtain customary terms from its suppliers, vendors and other third parties; and the outcome of pending or yet-to-be instituted legal proceedings and governmental investigations. Penn Traffic cautions that the foregoing list of important factors is not exhaustive.


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         The Penn Traffic Company operates 212 supermarkets in Ohio, West
Virginia, Pennsylvania, upstate New York, Vermont and New Hampshire under the "Big Bear," "Big Bear Plus," "Bi-Lo," "P&C" and "Quality" trade names. Penn Traffic also operates a wholesale food distribution business serving 79 licensed franchises and 66 independent operators.


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